UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 Western Avenue, Suite 610, Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The Board of Directors of Know Labs, Inc., a Nevada corporation (the “Company”) approved a reverse stock split of the Company’s authorized and issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) at a ratio of 1-for-40 (the “Reverse Stock Split”). The Company filed a Certificate of Change (the “Certificate of Change”) pursuant to Nevada Revised Statutes Section 78.209 with the Secretary of State of the State of Nevada on February 10, 2025.

The Reverse Stock Split was processed and announced by FINRA on February 18, 2025, and the shares of Common Stock will begin trading on a post-split basis on the OTC Pink Market under the trading symbol “KNWND”, temporarily allotted for twenty (20) days, on February 19, 2025 (the “Effective Date”).  The Company’s shares will continue to trade under the OTC allotted “KNWN” symbol following the 20 day period on the OTC Pink Market.

In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 499238202.

Pursuant to the laws of the State of Nevada, the Company’s state of incorporation, the Company’s Board of Directors has the authority to effect a reverse stock split without stockholder approval if the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced.

Split Adjustment; Treatment of Fractional Shares

As a result of the Reverse Stock Split, on the Effective Date, the number of shares of the Company’s authorized Common Stock will be reduced from 300,000,000 shares to 7,500,000 shares and each forty (40) shares of Common Stock outstanding will automatically combine into one (1) new share of Common Stock without any action on the part of the holders, and the number of outstanding shares Common Stock will be reduced from 112,423,912 shares to approximately 2,810,598 shares (subject to rounding of fractional shares).

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s Common Stock not evenly divisible by 40 will, in lieu of a fractional share, automatically be entitled to receive an additional fractional share of the Company’s Common Stock to round up to the next whole number. The Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

Capitalization; Adjustment of Outstanding Securities

The Reverse Stock Split has no effect on the par value of the Company’s Common Stock or authorized or outstanding shares of preferred stock, and did not modify any voting rights or other terms of the Common Stock or preferred stock. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Equiniti Trust Company. Equiniti Trust Company will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

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NYSE American Compliance

The Reverse Stock Split is being effected for the primary purpose of meeting the per share price requirements for our Common Stock in order to maintain the listing of our Common Stock on the NYSE American.

Certificate of Change

The above description of the Certificate of Change and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Change, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Nevada on February 10, 2025 (effective as of February 19, 2025).

Item 7.01 Regulation FD Disclosure.

On February 18, 2025, Know Labs, Inc. (the “Company”) issued a press release announcing the Effective Date of the Reverse Stock Split.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change filed with the Secretary of State of the State of Nevada on February 10, 2025.
99.1	Press Release dated February 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	KNOW LABS, INC.

/s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman of the Board

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